Exhibit 99.2

Media Contact:

Elliot Fox

W2O Group

212.257.6724

efox@w2ogroup.com

Investor Contact:

Mindy Lowe

Esperion Therapeutics, Inc.

734.887.3903

mlowe@esperion.com

Esperion Prices Public Offering of Common Stock

Ann Arbor, Mich., — (Globe Newswire - August 9, 2017) — Esperion Therapeutics, Inc. (NASDAQ: ESPR), the Lipid Management Company focused on developing and commercializing convenient, complementary, cost-effective, once-daily, oral therapies for the treatment of patients with elevated low density lipoprotein cholesterol (LDL-C), today announced the pricing of an underwritten public offering of 3,100,000 shares of its common stock, offered at a price to the public of $49.00 per share. The gross proceeds from this offering to Esperion are expected to be $151.9 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by Esperion. Esperion has granted the underwriters a 30-day option to purchase up to an additional 465,000 shares of its common stock. The offering is expected to close on or about August 15, 2017, subject to customary closing conditions.

Esperion intends to use the net proceeds from the offering, as well as its other existing capital resources, to continue to fund the CLEAR Outcomes cardiovascular outcomes trial for patients with hypercholesterolemia and with atherosclerotic cardiovascular disease and/or heterozygous familial hypercholesterolemia, or who are at high risk for cardiovascular disease, and who are only able to tolerate less than the lowest approved daily starting doses of a statin and can be considered statin intolerant; support the New Drug Application and Marketing Authorization Application submission activities and its operations through regulatory approvals for LDL-C lowering indications for the bempedoic acid / ezetimibe combination pill and bempedoic acid; support pre-commercial launch activities for the bempedoic acid / ezetimibe combination pill and bempedoic acid; initiate development activities for a reformulated tablet of bempedoic acid for nonalcoholic steatohepatitis (NASH) indications; and for working capital and general corporate and administrative expenses.

Jefferies LLC, Cowen and UBS Investment Bank are acting as joint book-running managers for the proposed offering. JMP Securities, Stifel and Needham & Company are acting as co-managers.

The securities described above are being offered by Esperion pursuant to a shelf registration statement on Form S-3 (No. 333-208701) including a base prospectus. The securities may be offered only by means of a prospectus. A preliminary prospectus supplement related to the offering was filed with the SEC on August 8, 2017 and a final prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the securities being offered, when available, may also be obtained by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by telephone at (877) 821-7388, or by email at Prospectus_Department@Jefferies.com; or Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, or by phone at (631) 274-2806; or UBS Securities LLC, Attention: Prospectus Department, 1285 Avenue of the Americas, New York, New York 10019, telephone: (888) 827-7275.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The Lipid Management Company

Esperion Therapeutics, Inc. is the Lipid Management Company committed to developing and commercializing convenient, complementary, cost-effective, once-daily, oral therapies for the treatment of patients with elevated LDL-C.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding the regulatory approval pathway for the bempedoic acid / ezetimibe combination and bempedoic acid and the therapeutic potential of, clinical development plan for, the bempedoic acid / ezetimibe combination and bempedoic acid and statements pertaining to our expectations regarding the completion and anticipated proceeds of the proposed public offering. These statements are based on management’s current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results could differ materially from those anticipated due to certain risks and uncertainties including, without limitation, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the public offering. There can be no assurance that Esperion will be able to complete the public offering on the anticipated terms, or at all. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause Esperion’s actual results to differ significantly from those projected, including, without limitation, delays or failures in the company’s studies, that existing cash resources may be used more quickly than anticipated, that our ongoing and planned clinical studies may not produce sufficient safety and tolerability results or show meaningful change in LDL-C or other efficacy measures, that other unanticipated developments or data could interfere with the scope of development and commercialization of the bempedoic acid / ezetimibe combination and bempedoic acid, as well as other risks detailed in Esperion’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Esperion disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.